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                                                                  Exhibit 10.37

                                                                  EXECUTION COPY

                            DEALER MANAGER AGREEMENT

                               September 15, 1997

Lehman Brothers Inc.
Three World Financial Center
New York, NY  10285

Dear Ladies and Gentlemen:

            1. Offer to Purchase. K&F Industries, Inc. (the "Company") proposes to make a tender offer (hereinafter called, together with any extensions thereof, the "Tender Offer") to purchase for cash all of its outstanding 10 3/8% Senior Subordinated Notes due 2004 (the "Notes"), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the "Offer to Purchase") and Consent and Letter of Transmittal in the forms attached hereto as Exhibit A. Concurrently with the Tender Offer, the Company is soliciting (the "Solicitation") consents (the "Consents") from holders (the "Holders") of the Notes to the proposed amendments (the "Proposed Amendments") to the Indenture between the Company and Fleet National Bank, as Trustee, dated as of August 15, 1996, pursuant to which the Notes were issued (the "Indenture").

            2. Appointment as Dealer Manager. The Company hereby appoints Lehman Brothers Inc. ("Lehman Brothers") as exclusive financial advisor and Dealer Manager with respect to the Tender Offer and Solicitation Agent with respect to the Solicitation (the "Dealer Manager") and authorizes Lehman Brothers to act as such in accordance with the Tender Offer and the Solicitation. As Dealer Manager, you agree, in accordance with your customary practice, to use your reasonable best efforts to perform those services in connection with the Tender Offer and the Solicitation as are customarily performed by an investment banking concern acting as dealer/manager in connection with tender offers and consent solicitations of like nature and to communicate with brokers, dealers, banks, trust companies and other persons with respect to the Tender Offer and the Solicitation. The Company acknowledges and agrees that, in your role as Dealer Manager, you will not recommend to any Holder how such Holder should act or vote with respect to the Tender Offer. In soliciting or obtaining tenders, you, as Dealer Manager, are acting as an independent contractor and shall not be deemed to be acting


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as the agent of the Company, and no broker, dealer, bank or trust company shall be deemed to be acting as your agent.

            3. No Liability for Acts of Dealers, Etc. You shall have no liability (in tort, contract or otherwise) to the Company or any of its affiliates for any losses, claims, damages, liabilities or expenses arising from any act or omission on the part of any broker, dealer (other than yourself), commercial bank or trust company, nominee, or any other person, and you shall have no liability (in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from your own acts or omissions in performing your obligations hereunder or otherwise in connection with the Company's proposed acquisition of the Notes, except for any such losses, claims, damages, liabilities or expenses which are determined, in a final judgment by a court of competent jurisdiction to have resulted directly from acts or omissions taken or omitted to be taken by you through your gross negligence or willful misconduct. In soliciting or obtaining tenders, you, as Dealer Manager, are acting as independent contractor and shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank or trust company, and no broker, dealer, bank or trust company shall be deemed to be acting as your agent or as the agent of the Company.

            4. Tender Offer Material; Early Termination. (a) The Company agrees to furnish you with as many copies as you may reasonably request of the Offer to Purchase, any amendments and supplements thereto, the Consent and Letter of Transmittal, Notice of Guaranteed Delivery and any other materials relating to, or contemplated by, the Tender Offer and the Solicitation including, but not limited to, any advertisements, press releases or summaries relating to the Tender Offer and the Solicitation (including any publication of the Tender Offer and the Solicitation in the MCM Corporate Watch) and any forms of letters to brokers, dealers, commercial banks, trust companies and other nominees relating to the Tender Offer and the Solicitation (collectively, as amended or supplemented from time to time, the "Tender Offer Material") to be used by the Company in connection with the Tender Offer and the Solicitation. You are authorized to use copies of the Tender Offer Material in accordance with the terms and conditions of this Agreement. The Company shall on or as soon as practicable after the date hereof (the "Mailing Date"), cause a copy of the relevant Tender Offer Material, together with a return envelope, to be mailed to each Holder whose name appears on the most recent list of Holders, which includes all beneficial owners of Notes known by the Company. Thereafter, to the extent practicable until the expiration or termination of the Tender Offer and the Solicitation and subject to the terms and conditions of the Tender Offer as provided by the Tender Offer Material, the Company shall use its reasonable best efforts to cause copies of such material and a return envelope to be mailed to each person who becomes a Holder.

            (b) The Company agrees that, in a reasonable time prior to using, or filing with any federal or other governmental agency or instrumentality, any Tender Offer Material, it will submit copies of such material to you and will not use any such Tender Offer Material without your prior approval, which shall not be unreasonably withheld. If (i) any restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to the Tender Offer or the Solicitation or with respect to any of the transactions in connection with, or contemplated by, the Tender Offer or the Solicitation or this Agreement, before

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any court or governmental agency or other regulatory body or administrative authority that, in the opinion of your counsel, makes it legally inadvisable for you to continue to act hereunder; (ii) the Company uses or permits the use of, or files with the Securities and Exchange Commission (the "Commission") or with any other federal or governmental agency, authority or instrumentality, any Tender Offer Material without your prior approval, which approval shall not be unreasonably withheld; or (iii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein, then you shall be entitled to withdraw as the Dealer Manager in connection with the Tender Offer and the Solicitation without any liability or penalty to you or any other Indemnified Person (as defined in Section 10 hereof) as a result of such withdrawal and without loss of any right to indemnification or contribution provided in Section 10 hereof or to the payment of all fees and expenses payable hereunder which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 5 hereof, (A) the number of Notes tendered pursuant to the Tender Offer as of the close of business on the date of such withdrawal which are thereafter acquired by the Company or any of its subsidiaries or affiliates pursuant to the Tender Offer or otherwise shall be deemed to have been acquired as of the date of such withdrawal and (B) any other Notes which the Company or any of its subsidiaries or affiliates, as of such close of business, has acquired since the date hereof or has a right to acquire and which are subsequently acquired by the Company or any of its subsidiaries or affiliates for a period of one year following the withdraw of the Tender Offer shall be deemed to have been acquired as of the date of such withdrawal). If you withdraw as the Dealer Manager, the fees accrued and reimbursement for your reasonable expenses through the date of such withdrawal shall be paid to you promptly after such date.

            (c) The Company shall arrange for MacKenzie Partners, Inc., as the information agent (the "Information Agent"), or State Street Bank and Trust Company, as the depositary named in the Tender Offer Material (the "Depositary" and, together with the Information Agent, the "Agents"), to inform you and your counsel during each business day during the Tender Offer and the Solicitation of the principal amounts of Notes (and the names of the Holders thereof) (i) that have been tendered pursuant to the Tender Offer and have not been withdrawn and
(ii) with respect to which a Consent to the Proposed Amendments has been delivered and not revoked, in each case during the interval since its previous daily report to you under this provision and as to such other matters as you may reasonably request.

            (d) The Company shall use its reasonable best efforts to cause the Agents to cooperate with you in all respects reasonably required.

            5. Compensation. The Company agrees to pay to Lehman Brothers as compensation for its services as financial advisor and Dealer Manager hereunder a fee of $2.50 per each $1,000 face amount of the Notes actually tendered and accepted pursuant to the terms of the Tender Offer on the Expiration Date.

            6. Expenses. In connection with the Tender Offer and the Solicitation and the transactions contemplated thereby, the Company agrees to pay (or, to the extent that the Dealer


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Manager shall have paid for any of the following items, to reimburse the Dealer
Manager for such payments of) (a) all fees and expenses relating to the preparation, printing, filing, mailing and publishing of the Tender Offer Material, (b) all advertising charges pertaining to the Tender Offer and the Solicitation, (c) all costs of the execution and delivery of the supplemental indenture giving effect to the Proposed Amendments in the form attached hereto on Schedule 1 (the "Supplemental Indenture"), (d) all fees payable to you and any broker including, without limitation, prompt reimbursement of the reasonable expenses incurred in forwarding the Tender Offer Material to Holders, (e) all fees and expenses of the Agents or other persons rendering services in connection with the Tender Offer or the Solicitation, and (f) all other fees and expenses in connection with the Tender Offer or the Solicitation. The Company will also reimburse you for all fees and expenses reasonably incurred by you in connection with your services as financial advisor and Dealer Manager, including, without limitation, reasonable fees and expenses of counsel. All payments to be made by the Company pursuant to this Section 6 and Section 5 shall be made promptly after the expiration or termination of the Tender Offer. The Company shall perform its obligations set forth in this Section 6 and
Section 10 whether or not the Tender Offer is commenced or the Company, or any of its subsidiaries or affiliates purchases any Notes pursuant to the Tender Offer or otherwise acquires any Notes.

            7. Securityholder Lists. The Company shall provide you or cause the trustee under the Indenture governing the Notes and The Depository Trust Company Inc. ("DTC") to provide you with cards or lists in reasonable quantities or copies thereof showing the names and addresses of, and principal amounts of Notes held by, the holders of Notes as of a recent date, and will use their reasonable efforts to advise you or cause such trustee or DTC to advise you from day to day during the period of the Tender Offer as to any transfers of record of Notes. You agree to use such information only in connection with the Tender Offer and the Solicitation and not to furnish such information to any other person except in connection with the Tender Offer or the Solicitation.

            The Company has appointed State Street Bank and Trust Company to serve as depositary in connection with the Tender Offer and the Solicitation and has instructed such depository to advise you daily as to such matters in connection with the Tender Offer and the Solicitation as you may reasonably request.

            8. Representations and Warranties of the Company. The Company represents and warrants to you, and agrees with you, that:

            (a) The Company and each of its Subsidiaries (as defined below) has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business as a foreign corporation, and are corporations in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect), and has all necessary corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. As used herein, "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of


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      operations, business or prospects of the Company and its Subsidiaries taken as a whole. The term "Subsidiaries" as used herein shall refer only to Aircraft Braking Systems Corporation and Engineered Fabrics Corporation. The Subsidiaries are the only "significant" subsidiaries" of the Company within the meaning of Rule 1-02(v) of Regulation S-K. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to conduct the Tender Offer and Solicitation (including, any related borrowings by the Company or any of its subsidiaries), and the purchase of Notes pursuant to the Tender Offer and the payment for Consents pursuant to the Solicitation in accordance with its terms;

            (b) All necessary corporate action has been duly taken by the Company to authorize the Tender Offer and the Solicitation, the purchase of the Notes pursuant to the Tender Offer, the amendment of the Indenture pursuant to the Solicitation, and the execution, delivery and performance of this Agreement and the Supplemental Indenture by the Company;

            (c) This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that
      (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws;

            (d) The Tender Offer and the Solicitation, the purchase of the Notes pursuant to the Tender Offer, the amendment of the Indenture pursuant to the Solicitation, the other transactions contemplated thereby and the execution, delivery and performance of this Agreement and the Supplemental Indenture (the "Proposed Transactions"), assuming the satisfaction or waiver of the conditions set forth in the Tender Offer Material, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which either the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries are subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any statute to which it may be subject or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default does not or will not, as the case may be, have a Material Adverse Effect);


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            (e) The Proposed Transactions will comply in all material respects with all applicable requirements of United States law, including, without limitation, applicable regulations of the Commission and other governmental authorities, and no consent or approval of or filing with any governmental authority is required in connection with the commencement or consummation by the Company of the Proposed Transactions;

            (f) No action, suit or proceeding is pending or, to the best of the knowledge of the Company after due inquiry, threatened, before any court or governmental agency or other regulatory or administrative authority seeking to enjoin the making or consummation of the Proposed Transactions;

            (g) (i) The Offer to Purchase as furnished to the Dealer Manager upon commencement of the Tender Offer and as amended from time to time and all other Tender Offer Material comply and will comply during the term of the Tender Offer in all material respects with all applicable requirements of the federal securities laws; and (ii) such Tender Offer Material (as amended or supplemented from time to time) does not and during the term of the Tender Offer will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading;

            (h) The Company will pay promptly, in accordance with and subject to the terms of the Tender Offer and the Solicitation, the full Tender Offer Consideration and Consent Payment as set forth in the Offer to Purchase and all related fees and reasonable expenses (including, but not limited to, fees and reasonable expenses payable hereunder);

            (i) In connection with the Tender Offer and the Solicitation, the Company has complied in all material respects and will continue to comply in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act");

            (j) If at any time during the Tender Offer any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Tender Offer Material in order that such Material will not include any statement which, at the time and in the light of the circumstances under which it was made, was false or misleading with respect to any material fact, or which omitted to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in the Tender Offer Material which has become false or misleading or if, in the reasonable opinion of such counsel, it shall be necessary to amend or supplement the Tender Offer Material to comply with the requirements of the Securities Act or the Exchange Act, the Company will promptly prepare such amendment or supplement as may be necessary to correct such false or misleading


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      statement or omission or to make the Tender Offer Material comply with such requirements and distribute such amendments or supplement to holders of Notes, if in the opinion of such counsel it shall be necessary to so distribute such amendment or supplement to comply with the requirements of the Securities Act or Exchange Act;

            (k) Upon execution and delivery of the Supplemental Indenture following consummation of the Solicitation, the Supplemental Indenture, as well as the Indenture (as so amended by the Supplemental Indenture) and the Notes issued thereunder, will be the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws;

            (l) The Supplemental Indenture may be entered into upon the consent of the Holders of a majority of the aggregate outstanding principal amount of the Notes pursuant to the provisions of the Indenture and, together with the Consents and the Solicitation, complies in all material respects with the requirements of such Indenture;

            (m) The financial information and statistical data set forth in the Tender Offer Material, including the accompanying notes thereto, are prepared on a basis consistent with the consolidated financial statements of the Company;

            (n) The pro forma financial statements set forth in the Tender Offer Material have been prepared to give effect to assumptions made on reasonable bases, historical transactions and proposed transactions such as are fully and accurately described in the Tender Offer Material, and the pro forma adjustments have been properly applied on the bases described therein; and

            (o) Neither the Company nor any of its subsidiaries is party to any agreement, arrangement or understanding relating to the acquisition by any such person of any business which is both (i) "probable" within the meaning of Regulation S-X and (ii) of such a size that the Company would be required by Regulation S-X and other applicable notes of the Commission to include either historical or pro forma financial information with respect to such business in the Tender Offer Material.

            9. Additional Covenants. Prior to and during the period of the Tender Offer and the Solicitation, the Company shall advise you promptly of (i) the occurrence of any event or the discovery of any fact which might reasonably be expected to cause the Company to fail to commence, withdraw, rescind or terminate the Tender Offer and the Solicitation or would reasonably be expected to permit the Company to exercise any right not to purchase Notes tendered thereunder,


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(ii) any proposal or requirements to modify, amend or supplement any of the
Tender Offer Material, (iii) the issuance of any order or the taking of any other action by the Commission or any another federal or other governmental agency or instrumentality concerning the Tender Offer and the Solicitation (and, if in writing, will furnish you a copy thereof), (iv) the commencement or threat of any lawsuit or government proceeding in connection with the Tender Offer and the Solicitation, (v) any event that causes a representation, warranty or other statement to cease to be true and correct and (vi) any other information relating to the Tender Offer and the Solicitation which you may from time to time reasonably request.

            10. Indemnification. (a) The Company agrees to hold harmless and indemnify the Dealer Manager and its affiliates and any officer, director, employee or agent of either thereof and any person controlling (within the meaning of Section 20(a) of the Exchange Act) the Dealer Manager or any of such affiliates (collectively, the "Indemnified Persons") from and against any and all losses, claims, damages, liabilities and expenses whatsoever (as incurred or suffered, and including, but not limited to, any and all reasonable legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefor),
(i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any of the Tender Offer Material or any amendment or supplement to such Tender Offer Material or in any other solicitation material used by the Company or authorized by it for use in connection with the Tender Offer and the Solicitation, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made solely in reliance upon and in conformity with information relating to the Dealer Manager furnished by the Dealer Manager in writing to the Company expressly for use therein), (B) any third party claims resulting from any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Tender Offer or the Solicitation, (C) any actions taken or omitted to be taken by an Indemnified Person with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (D) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement or covenant, contained in this Agreement or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Tender Offer or the Solicitation or the performance of your services as financial advisor or Dealer Manager with respect to the Tender Offer and the Solicitation. However, the Company will not be obligated to indemnify an Indemnified Person under clause (ii) of this Section 10(a) for any loss, claim, damage, liability or expense which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from gross negligence or willful misconduct on the part of such Indemnified Person.

            (b) If any lawsuit, claim or proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against the Company pursuant to Section 10(a), such Indemnified Person shall promptly notify in writing the Company of the commencement of such lawsuit, claim or proceeding; provided, however, that the failure so to notify the Company shall


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not relieve the Company from any obligation or liability which it may have under
Section 10(a) except to the extent that it has been prejudiced in any material respect by such failure and in any event shall not relieve the Company from any obligation or liability which it may have to such Indemnified Person otherwise than under Section 10(a). In case any such lawsuit, claim or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify in writing the Company of the commencement of such lawsuit, claim or proceeding, the Company shall be entitled to participate in such lawsuit, claim or proceeding, and, to the extent the Company may elect upon written notice to such Indemnified Person, to assume the defense of such lawsuit, claim or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of the Company to assume the defense of such lawsuit, claim or proceeding, the Indemnified Person shall have the right to employ separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment thereof has been specifically authorized by the Company in writing, (ii) such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for such Indemnified Person to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Person, in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons, which firm shall be designated in writing by Lehman Brothers. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claim or proceeding. The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, the Company agrees, subject to the provisions of this Section 10(b), to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement. The Company agrees to notify you promptly, or cause you to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its respective officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Tender Offer or the Solicitation. The Company shall not agree to any settlement of any lawsuit, claim or proceeding without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall not be required to obtain the consent of the Indemnified
Person if such settlement includes an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of all Indemnified Persons, which release shall be reasonably satisfactory to you.


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            (c) The Company and you agree that if any indemnification sought by any Indemnified Person pursuant to Section 10(a) is held by a court to be unavailable for any reason, other than that specified in the second sentence of
Section 10(a), then (whether or not you are the Indemnified Person) the Company, on the one hand, and you, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and you, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative faults of the Company, on the one hand, and you, on the other, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that in any event your aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by you pursuant to this Agreement. It is hereby agreed that the relative benefits to the Company, on the one hand, and you, on the other hand, with respect to the Tender Offer and the Solicitation shall be deemed to be in the same proportion as (i) the aggregate value of the consideration paid or proposed to be paid to the Holders of the Notes pursuant to the Tender Offer and the Solicitation (whether or not the Tender Offer and the Solicitation are consummated) bears to (ii) the fees payable to you with respect to the Tender Offer and the Solicitation pursuant to Section 5. It is further agreed that the relative faults of the Company on the one hand and you on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

            (d) The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim. The Company also agrees that no Indemnified Person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or your acting as financial advisor and Dealer Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted from any acts or omissions undertaken or omitted to be taken by you through your gross negligence or willful misconduct. The foregoing rights to indemnification and contribution shall be in addition to any other rights which you and the other Indemnified Persons may have against the Company under common law or otherwise.

            11. Indemnification, Representations and Warranties to Remain Operative. The indemnity and contribution agreements contained in Section 10 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Tender Offer or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any party entitled to indemnification pursuant to the terms of Section 10 and (c) any withdrawal by you pursuant to
Section 4(b).

            12. Conditions to Obligations of Dealer Manager. Your obligations hereunder shall at all times be subject, in your reasonable discretion, to the satisfaction of the following conditions:

            (a) all representations, warranties and other statements of the Company contained herein are, on the date hereof, and at all times during the period beginning on the date hereof and ending upon the consummation or termination of the Tender Offer will be true and correct and you shall have received a certificate to that effect, dated the date of consummation of the Tender Offer, signed by the Chief Executive Officer or Chief Financial Officer of the Company;

            (b) the Company, at all times during the pendency of the Tender Offer, shall have performed all of its obligations hereunder to be performed and you shall have received a certificate to that effect, dated the date of consummation of the Tender Offer, signed by the Executive Vice President or Chief Financial Officer of the Company;

            (c) no stop order, restraining order or denial of an application for approval shall have been issued and no litigation shall have been commenced or threatened before any regulatory authority or other public body or court of any jurisdiction with respect to the Tender Offer or the Solicitation, which you, in good faith, believe makes it inadvisable for you to continue to act hereunder;

            (d) the Company shall have delivered to you opinions, each dated as of the commencement date of the Tender Offer and at the expiration of the Tender Offer, of O'Sullivan Graev & Karabell, LLP, special counsel to the Company, and Ronald Kisner, general counsel to the Company, each addressed to you and substantially in the forms attached hereto as Exhibits B and C, respectively;

            (e) on the expiration date of the Solicitation, you shall have received copies of the opinions of counsel together with applicable reliance letters and other documents that are delivered to the Trustee in connection with the Supplemental Indenture; and

            (f) at all times during the pendency of the Tender Offer and the Solicitation, the Company shall have furnished to you or your counsel, as the case may be, such information, certificates and documents as you or your counsel shall have reasonably requested.

            All opinions, certificates, letters and other documents required by this Section 12 to be delivered to you by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and to Latham & Watkins, your counsel. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

            You shall have a reasonable period of time after discovering or being informed of a breach in any of the foregoing conditions to elect whether to continue to act as Dealer Manager. Your resignation as Dealer Manager as a result of a breach of the foregoing conditions shall be without prejudice to your entitlement to any fees under Section 5 of this Agreement and shall be governed in all other respects by Section 4(b) of this Agreement.

            13. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

                  (a)   If to you:

                        Lehman Brothers Inc.
                        Three World Financial Center
                        200 Vesey Street
                        New York, NY  10285
                        Attention:  Liability Management Group

                        with a copy to:

                        Latham & Watkins
                        885 Third Avenue, Suite 1000
                        New York, NY   10022
                        Attention: Raymond Y. Lin, Esq.

                  (b)   If to the Company:

                        K&F Industries, Inc.
                        600 Third Avenue
                        New York, NY   10016
                        Attention: Chief Financial Officer
                        with a copy to:

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, NY   10112
                        Attention: Robert Seber, Esq.

            14. Successors and Assigns; Assignment. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company and you and such other parties entitled to indemnification pursuant to the terms of Section 10, and the respective successors and permitted assigns of such parties. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof. Neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of the other party.

            15. No Rights in Shareholders or Others. The Company recognizes that you have been retained only by the Company, and that your engagement is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, owner or partner of the Company or any other person not a party hereto as against you or any of your affiliates or the respective directors, officers, agents, employees or representatives of you or your affiliates. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon your engagement hereunder or any statements, advice, opinions or conduct by you.

            16. Acceptance/Rejection of the Notes. The Company will have sole responsibility for the acceptance or rejection of the Notes tendered pursuant to the Tender Offer and Consents delivered pursuant to the Solicitation.

            17. Third Party Beneficiaries. This Agreement is made solely for the benefit of you, the Company and the persons indemnified by the Company and you pursuant to Section 10 hereof, and their respective successors, permitted assigns and legal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement. You shall not have any liability or obligation to the Company for any act or omission of any broker, and you shall not undertake any obligation to the Company other than for the performance of your express representations, warranties and agreements hereunder. The Company agrees and acknowledges that the only information furnished or to be furnished by you or on your behalf for inclusion in any Tender Offer Material is the description of yourself and your relationships with the Company to be included in such Tender Offer Material.

            18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles thereof relating to conflict of laws.

            19. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

            20. Severability; Counterparts. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Please indicate your willingness to act as financial advisor and Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and your acceptance shall constitute a binding agreement among us.

                                       Very truly yours,

                                       K&F INDUSTRIES, INC.


                                       By:     /s/ Kenneth M. Schwartz
                                           ----------------------------
                                       Title:  Executive Vice President


Accepted as of the date first set forth above:

LEHMAN BROTHERS INC.


By:     /s/ Edward B. McGeough
   -----------------------------------
Title: Managing Director